UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2026

Kyverna Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41947	83-1365441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5980 Horton St., Suite 200
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 925-2492

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	KYTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on July 22, 2023, Kyverna Therapeutics, Inc. (the “Company”) entered into that certain Development and Manufacturing Services Agreement (as amended by Amendment #1 thereto on July 24, 2023, the “Prior Agreement”) with ElevateBio Basecamp, Inc. (“ElevateBio”), pursuant to which ElevateBio has provided the Company with cell manufacturing, release and testing services for the Company’s lead product candidate, mivocabtagene autoleucel, also known as “miv-cel” (the “Product”).

On July 23, 2026, the Company and ElevateBio entered into a Clinical and Commercial Supply Agreement (the “Agreement”), which replaces the Prior Agreement in its entirety and pursuant to which, among other things, ElevateBio agreed to provide the Company with development and manufacturing services for the clinical and commercial supply of the Product, as shall be set forth in one or more statements of work to be executed by the parties pursuant to the Agreement. Under the Agreement, the Company agreed to order at least certain minimum quantities of the Product in certain calendar years and/or following receipt of approval of the Product by government regulatory authorities, including the U.S. Food and Drug Administration.

The prices of the Product and the fees and expenses for the services performed by ElevateBio pursuant to the Agreement, which will be set forth in the applicable statement of work, are subject to an annual adjustment based on inflation up to a maximum percentage amount calculated using data from the Producer Price Index (“PPI”) for Pharmaceutical Preparation Manufacturing.

The Agreement also includes customary acceptance, warranty, quality, testing and inspection, audit, access to information, and confidentiality terms and conditions.

The Agreement has an initial term of five years unless terminated earlier in accordance with its terms and conditions, and automatically extends for successive one-year renewal periods unless terminated by either party with certain advance notice and upon certain conditions or by either party upon an uncured material breach by the other party.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2026, and which is incorporated herein by reference. The Company intends to seek confidential treatment for certain terms of the Agreement in connection with the filing of such agreement in accordance with the procedures of the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

On July 27, 2026, the Company and ElevateBio issued a joint press release announcing the entry into the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Joint Press Release issued by Kyverna Therapeutics, Inc. and ElevateBio, dated July 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYVERNA THERAPEUTICS, INC.

Date: July 27, 2026	By:	/s/ Gregory Martini
Gregory Martini
Chief Financial Officer